SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                                   May 14,1998
                        (Date of earliest event reported)

                                EFTC CORPORATION
             (Exact name of registrant as specified in its charter)

                         Commission file number: 0-23332

           COLORADO                                              84-0854616
(State or other jurisdiction of                                (I.R.S. Employer
 incorporation or organization)                              identification No.)


                                9351 GRANT STREET
                             DENVER, COLORADO 80229
                    (Address of principal executive offices)

                                 (303) 451-8200
              (Registrant s telephone number, including area code)

Item 5.  Other Events.

On March 31,1998, EFTC Corporation merged with RM Electronics, Inc., doing business as Personal Electronics, (Personal) in a business combination accounted for as pooling of interests.

To provide a period that the Company can use to demonstrate that the risk sharing requirements of pooling-of-interests accounting treatment (as required by the Securities and Exchange Commission s ASR No.135 and SAB No. 65) have occurred, the condensed combined unaudited results of operations for the one-month period ended April 30,1998, which cover at least 30 days of post-merger operations, are being published by the filing of this report.

The operating results for the one-month period ended April 30,1998 are not necessarily indicative of the results that may be expected for the three-month and six-month periods ended June 30,1998, or the year ending December 31,1998. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation, have been included.


EFTC Corporation
Condensed Consolidated Operating Results
(Unaudited)


                                                                   For the Month
                                                             Ended April 30,1998

Total net sales                                                      $20,882,460
Net income                                                              $696,884
Net income per share--diluted                                              $0.05


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


EFTC Corporation

Date: May 14,1998



By: /s/  Brent L. Hofmeister

Brent L. Hofmeister
Corporate Controller